Exhibit 99.1

ENROLLMENT APPLICATION

UNITED BANCORP, INC.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

1.	Dividend Reinvestment

(Check only one box – fill in amount where appropriate)

☐ a.	Full Cash Dividend Reinvestment. I wish to reinvest under the Plan cash dividends on all shares registered in my name.

☐ b.

Partial Cash Dividend Reinvestment. I wish to have cash dividends reinvested on                          shares personally held by me in certificate form and on all Plan shares held in my name. I wish to have the balance of my cash dividends mailed to me.

2.	Optional Cash Investments (minimum $100 per month; maximum $5,000 per calendar quarter)
(Check one or both boxes)

☐ a.	Cash Payment. Please buy shares with the enclosed check or money order for $ payable to American Stock Transfer & Trust Company.

☐ b.

Automatic Investment Option. I wish to have cash deducted from my bank account on the tenth day of each month (or the next following business day if the tenth day of the month is not a business day) to buy shares. If you choose the automatic investment option, you must complete and sign the Application below in addition to completing and signing the other portions of this form.

To the extent I have so designated, I hereby elect to participate in the Plan and authorize American Stock Transfer & Trust Company, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of United Bancorp, Inc. common stock. I understand that all dividends received on shares credited to my Plan account will be automatically reinvested in United Bancorp, Inc. common stock.

Signature

Signature

Date

(Please sign above exactly as name appears on reverse side. If shares are held jointly, each shareholder must sign.)

*Under penalties of perjury, I certify (1) that the number shown on the reverse of this form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

(Please complete the reverse side)

(Perforation h)

AUTHORIZATION FOR AUTOMATIC DEDUCTION FROM CHECKING ACCOUNT

AMOUNT TO BE DEDUCTED EACH MONTH FROM MY BANK ACCOUNT (MINIMUM $100 PER MONTH; MAXIMUM $5,000 PER CALENDAR QUARTER) $

NAME OF FINANCIAL INSTITUTION

ADDRESS OF FINANCIAL INSTITUTION

BANK ACCOUNT NUMBER	ABA TRANSIT ROUTING NUMBER
(Usually printed in the lower left corner of your check)

I hereby authorize American Stock Transfer & Trust Company to withdraw from my bank account on the tenth day of each month (or the next following business day if the tenth day of the month is not a business day) the amount specified above. The funds will be used to purchase United Bancorp, Inc. common stock in accordance with the United Bancorp, Inc. Dividend Reinvestment and Optional Cash Purchase Plan.

Please sign below exactly as name appears on your checking account.

Signature

Please print your name

Date

IMPORTANT: YOU MUST ATTACH A VOIDED CHECK TO THIS FORM IF YOU ARE ELECTING THE AUTOMATIC INVESTMENT OPTION

SHAREHOLDER AUTHORIZATION FORM

UNITED BANCORP, INC.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

    Name(s) exactly as set forth on your stock certificate

    Additional space for name(s) if necessary

    Street Address

    City

-	-	-	☐ I am a U.S. Citizen or Resident Alien ☐ I am a Nonresident Alien
Social Security Number (To be completed if the shareholder is an individual. If shares are held jointly, the Social Security Number should be that of the first person listed on the stock certificate.)		Employer Identification Number (to be completed if the shareholder is not an individual.)

BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

MAIL TO:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

ATTN: DIVIDEND REINVESTMENT

6201 15TH AVE., 3RD FLOOR

BROOKLYN, NY 11219